                                                                     EXHIBIT 4.1

================================================================================

                                   SCIOS INC.

                                      and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                       as

                                    Trustee
                           ---------------------------

                                   INDENTURE

                           Dated as of August 5, 2002
                           ---------------------------

                 5.50% CONVERTIBLE SUBORDINATED NOTES DUE 2009

================================================================================


                                TABLE OF CONTENTS

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                                                                                                         PAGE

ARTICLE ONE          DEFINITIONS AND INCORPORATION BY REFERENCE............................................1

         SECTION 1.1     Definitions.......................................................................1

         SECTION 1.2     Other Definitions.................................................................7

         SECTION 1.3     Incorporation by Reference of Trust Indenture Act.................................7

         SECTION 1.4     Rules of Construction.............................................................8

ARTICLE TWO          THE SECURITIES........................................................................8

         SECTION 2.1     Form and Dating...................................................................8

         SECTION 2.2     Execution and Authentication......................................................9

         SECTION 2.3     Registrar, Paying Agent and Conversion Agent.....................................10

         SECTION 2.4     Paying Agent to Hold Money in Trust..............................................10

         SECTION 2.5     Securityholder Lists.............................................................10

         SECTION 2.6     Transfer and Exchange............................................................10

         SECTION 2.7     Replacement Securities...........................................................11

         SECTION 2.8     Outstanding Securities...........................................................11

         SECTION 2.9     Securities Held by the Company or an Affiliate...................................12

         SECTION 2.10    Temporary Securities.............................................................12

         SECTION 2.11    Cancellation.....................................................................12

         SECTION 2.12    Defaulted Interest...............................................................12

         SECTION 2.13    CUSIP Numbers....................................................................13

         SECTION 2.14    Deposit of Monies................................................................13

         SECTION 2.15    Book-Entry Provisions for Global Securities......................................13

         SECTION 2.16    Special Transfer Provisions......................................................14

         SECTION 2.17    Restrictive Legends..............................................................18

ARTICLE THREE        REDEMPTION; REPURCHASE...............................................................19

         SECTION 3.1     Right to Redeem; Notices to Trustee..............................................19

         SECTION 3.2     Selection of Securities to Be Redeemed...........................................19

         SECTION 3.3     Notice of Redemption.............................................................20

         SECTION 3.4     Effect of Notice of Redemption...................................................20

         SECTION 3.5     Deposit of Redemption Price......................................................21

         SECTION 3.6     Securities Redeemed in Part......................................................21
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         SECTION 3.7     Conversion Arrangement on Call for Redemption ...................................21

         SECTION 3.8     Repurchase at Option of Holder upon a Change in Control..........................22

ARTICLE FOUR         COVENANTS............................................................................26

         SECTION 4.1     Payment of Securities............................................................26

         SECTION 4.2     Maintenance of Office or Agency..................................................26

         SECTION 4.3     Reports to Holders...............................................................27

         SECTION 4.4     Compliance Certificate...........................................................27

         SECTION 4.5     Stay, Extension and Usury Laws...................................................28

         SECTION 4.6     Corporate Existence..............................................................28

         SECTION 4.7     Notice of Default................................................................28

ARTICLE FIVE         CONSOLIDATION, MERGER AND SALE OF ASSETS.............................................28

         SECTION 5.1     When Company May Merge, etc......................................................28

         SECTION 5.2     Successor Substituted............................................................29

ARTICLE SIX          DEFAULTS AND REMEDIES................................................................29

         SECTION 6.1     Events of Default................................................................29

         SECTION 6.2     Acceleration.....................................................................30

         SECTION 6.3     Other Remedies...................................................................31

         SECTION 6.4     Waiver of Past Defaults..........................................................31

         SECTION 6.5     Control by Majority..............................................................31

         SECTION 6.6     Limitation on Suits..............................................................32

         SECTION 6.7     Rights of Holders to Receive Payment or Convert..................................32

         SECTION 6.8     Collection Suit by Trustee.......................................................32

         SECTION 6.9     Trustee May File Proofs of Claim.................................................32

         SECTION 6.10    Priorities.......................................................................33

         SECTION 6.11    Undertaking for Costs............................................................33

ARTICLE SEVEN        TRUSTEE..............................................................................33

         SECTION 7.1     Duties of Trustee................................................................33

         SECTION 7.2     Rights of Trustee................................................................34

         SECTION 7.3     Individual Rights of Trustee.....................................................35

         SECTION 7.4     Trustee's Disclaimer.............................................................36
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                                   (CONTINUED)

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         SECTION 7.5     Notice of Defaults...............................................................36

         SECTION 7.6     Reports by Trustee to Holders....................................................36

         SECTION 7.7     Compensation and Indemnity.......................................................36

         SECTION 7.8     Replacement of Trustee...........................................................37

         SECTION 7.9     Successor Trustee by Merger, etc.................................................38

         SECTION 7.10    Eligibility; Disqualification....................................................38

         SECTION 7.11    Preferential Collection of Claims Against Company................................38

ARTICLE EIGHT        SATISFACTION AND DISCHARGE ..........................................................38

         SECTION 8.1     Termination of Company's Obligations.............................................38

         SECTION 8.2     Application of Trust Money.......................................................39

         SECTION 8.3     Repayment to Company.............................................................39

         SECTION 8.4     Reinstatement....................................................................40

ARTICLE NINE         AMENDMENTS...........................................................................40

         SECTION 9.1     Without Consent of Holders.......................................................40

         SECTION 9.2     With Consent of Holders..........................................................41

         SECTION 9.3     Compliance with Trust Indenture Act..............................................42

         SECTION 9.4     Revocation and Effect of Consents................................................42

         SECTION 9.5     Notation on or Exchange of Securities............................................42

         SECTION 9.6     Trustee Protected................................................................42

ARTICLE TEN          CONVERSION...........................................................................43

         SECTION 10.1    Conversion Privilege; Restrictive Legends........................................43

         SECTION 10.2    Conversion Procedure.............................................................43

         SECTION 10.3    Fractional Shares................................................................44

         SECTION 10.4    Taxes on Conversion..............................................................44

         SECTION 10.5    Company to Provide Stock.........................................................44

         SECTION 10.6    Adjustment of Conversion Price...................................................44

         SECTION 10.7    Effect of Reclassification, Consolidation, Merger or Sale........................53

         SECTION 10.8    Notice of Certain Transactions...................................................53

         SECTION 10.9    Company Determination Final......................................................54

         SECTION 10.10   Trustee's Disclaimer.............................................................54
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE ELEVEN       COLLATERAL SECURITY..................................................................54

         SECTION 11.1    Collateral Security..............................................................54

ARTICLE TWELVE       SUBORDINATION........................................................................56

         SECTION 12.1    Securities Subordinated to Senior Indebtedness...................................56

         SECTION 12.2    Subrogation......................................................................58

         SECTION 12.3    Obligation of Company Unconditional..............................................58

         SECTION 12.4    Modification of Terms of Senior Indebtedness.....................................59

         SECTION 12.5    Effectuation of Subordination by Trustee.........................................59

         SECTION 12.6    Knowledge of Trustee.............................................................59

         SECTION 12.7    Trustee's Relation to Senior Indebtedness........................................60

         SECTION 12.8    Rights of Holders of Senior Indebtedness Not Impaired............................60

         SECTION 12.9    Certain Conversions Not Deemed Payment...........................................60

ARTICLE THIRTEEN     MISCELLANEOUS........................................................................61

         SECTION 13.1    Trust Indenture Act Controls.....................................................61

         SECTION 13.2    Notices..........................................................................61

         SECTION 13.3    Communication by Holders with Other Holders......................................62

         SECTION 13.4    Certificate and Opinion as to Conditions Precedent...............................62

         SECTION 13.5    Statements Required in Certificate or Opinion....................................62

         SECTION 13.6    Rules by Trustee and Agents......................................................63

         SECTION 13.7    Legal Holidays...................................................................63

         SECTION 13.8    No Recourse Against Others.......................................................63

         SECTION 13.9    Duplicate Originals..............................................................63

         SECTION 13.10   Governing Law....................................................................63

         SECTION 13.11   No Adverse Interpretation of Other Agreements....................................63

         SECTION 13.12   Successors.......................................................................63

         SECTION 13.13   Separability.....................................................................63

         SECTION 13.14   Table of Contents, Headings, etc.................................................64

EXHIBITS

Exhibit A  -    Form of Security
Exhibit B  -    Form of Legends
Exhibit C  -    Form of Notice of Transfer Pursuant to Registration Statement

                                     -i-

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                             CROSS-REFERENCE TABLE

   TIA                                                                                          Indenture
 Section                                                                                         Section
-----------                                                                                     ----------
310(a)(1)....................................................................................     7.10
   (a)(2)....................................................................................     7.10
   (a)(3)....................................................................................     N.A.
   (a)(4)....................................................................................     N.A.
   (a)(5)....................................................................................     N.A.
   (b).......................................................................................     7.8; 7.10; 13.2
   (c).......................................................................................     N.A.
311(a).......................................................................................     7.11
   (b).......................................................................................     7.11
   (c).......................................................................................     N.A.
312(a).......................................................................................     2.5
   (b).......................................................................................     13.3
   (c).......................................................................................     13.3
313(a).......................................................................................     7.6
   (b)(1)....................................................................................     N.A.
   (b)(2)....................................................................................     7.6
   (c).......................................................................................     7.6; 13.2
   (d).......................................................................................     7.6
314(a).......................................................................................     4.3
   (b).......................................................................................     N.A.
   (c)(1)....................................................................................     13.4
   (c)(2)....................................................................................     13.4
   (c)(3)....................................................................................     N.A.
   (d).......................................................................................     11.1
   (e).......................................................................................     13.5
   (f).......................................................................................     N.A.
315(a).......................................................................................     7.1(b)
   (b).......................................................................................     7.5; 13.2
   (c).......................................................................................     7.1(a)
   (d).......................................................................................     7.1(c)
   (e).......................................................................................     6.11
316(a)(last sentence)........................................................................     2.9
   (a)(1)(A).................................................................................     6.5
   (a)(1)(B).................................................................................     6.4
   (a)(2)....................................................................................     N.A.
   (b).......................................................................................     6.7
317(a)(1)....................................................................................     6.8
   (a)(2)....................................................................................     6.9
   (b).......................................................................................     2.4
318(a).......................................................................................     13.1

           INDENTURE dated as of August 5. 2002 between SCIOS INC., a Delaware corporation (the "Company"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee").

           Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 5.50% Convertible Subordinated Notes Due 2009:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       Definitions.
                  -----------

           "Account Holder" means, initially, Wells Fargo Bank, National Association, as account holder under the Control Agreement.

           "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

           "Agent" means any Registrar, Paying Agent, Conversion Agent, authenticating agent or co-registrar.

           "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

           "Board of Directors" means the board of directors of the Company or any committee of the Board authorized to act for it hereunder.

           "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

           "Collateral Agent" means, initially, Wells Fargo Bank, National Association, as collateral agent under the Pledge Agreement.

           "Common Stock" means the common stock, par value $.001 per share, of the Company.

           "Company" means the party named as such above until a successor replaces it pursuant to an applicable provision hereof and thereafter means the successor.

           "Company Request" or "Company Order" means a written request or order signed on behalf of the Company by two Officers of the Company and delivered to the Trustee.

           "Control Agreement" means the Control Agreement, dated as of the date hereof, by and among the Company, the Trustee, the Collateral Agent and the Account Holder, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

           "Conversion Price" means $39.30 per share of Common Stock, as adjusted pursuant to Article Ten.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 or such other address as the Trustee may give notice of to the Company.

           "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

           "Depositary" means The Depository Trust Company, its nominees and successors.

           "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the Senior Indebtedness or the assumption or guarantee thereof (or related documents or agreements to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" (provided that such instrument may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Government Securities" means securities that are (i) direct obligations of the United States of America, the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities for the specific payment of interest on or principal of the Government Securities evidenced by such depository receipt.

           "Holder" means a Person in whose name a Security is registered on the Registrar's books.

           "Indebtedness" means, with respect to the Company:

           (1) all indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including obligations

                  (a) in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or

                  (b) evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to all assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services,

           (2) all reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances,

           (3) all obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the Company's balance sheet or under other leases for facilities equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, as determined by the Company,

           (4) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee the residual value of leased property to the lessor and all of the Company's obligations under such lease or related documents to purchase the leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with generally accepted accounting principles),

           (5) all obligations, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,

           (6) all direct or indirect guarantees or similar agreements to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities or another person of the kind described in clauses
                  (1) through (5) above,

           (7) any indebtedness or other obligations described in clauses (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company, regardless of whether the indebtedness or other obligation secured thereby has been assumed by the Company, and

           (8) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

           "Indenture" means this Indenture as amended, restated or supplemented or otherwise modified from time to time.

           "interest" means, with respect to any Security, interest on the Security plus liquidated damages, if any.

           "Issue Date" means (i) August 5, 2002 with respect to the $150,000,000 aggregate principal amount of Securities issued on such date, and
(ii) with respect to any of up to $25,000,000 aggregate principal amount of Securities that may be issued on or after August 5, 2002 pursuant to the option described in Section 2.2, the issue date of such Securities.

           "Lien" means, with respect to any asset, a mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement, under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

           "liquidated damages" has the meaning provided in the Registration Rights Agreement.

           "Maturity Date" means August 15, 2009.

           "Officer" means the chairman of the board, the chief executive officer, the president, the chief scientific officer, any senior vice president, any vice president, the chief financial officer, the treasurer, any assistant treasurer or the secretary of the Company.

           "Officers' Certificate" means a certificate signed by two Officers of the Company.

           "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel for the Company.

           "Permitted Junior Securities" means (a) shares of stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or greater extent than, the Securities are so subordinated pursuant to the terms hereunder.

           "Permitted Payments" means payments on the Securities derived from the Pledged Securities which are pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders of the Securities in accordance with the terms and provisions of the Pledge Agreement.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or other agency or political subdivision thereof or any other entity.

           "Pledge Account" means an account established by the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company.

           "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Trustee and the Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

           "Pledged Securities" means the Government Securities purchased by the Company and held in the Pledge Account in accordance with the Pledge Agreement.

           "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

           "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 5, 2002, by and among the Company and the Initial Purchasers, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

           "Restricted Global Security" means a Global Security that is a Restricted Security.

           "Restricted Physical Security" means a Physical Security that is a Restricted Security.

           "Restricted Security" means a Security that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an opinion of counsel with respect to whether any Security constitutes a Restricted Security.

           "Rule 144A Global Security" means a permanent Global Security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

           "SEC" means the Securities and Exchange Commission.

           "Securities" means the 5.50% Convertible Subordinated Notes Due 2009 issued by the Company pursuant to this Indenture.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Indebtedness" means all obligations with respect to Indebtedness of the Company whether outstanding on the date hereof or thereafter created, incurred, assumed, guaranteed, or in effect guaranteed, by the Company, including, without limitation, all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness ranks equally in right of payment or junior to, the Securities; provided, however, that Senior Indebtedness does not include (i) Indebtedness evidenced by the Securities, (ii) any Indebtedness of the Company to any Subsidiary, (iii) any obligations for federal, state, local or other taxes and (iv) or any trade or accounts payable arising in the ordinary course of business.

           "Significant Subsidiary" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X promulgated by the SEC.

           "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

           "Subsidiary" means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries thereof or the Company and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code [sec][sec] 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3, and except to the extent any amendment to the TIA expressly provides for application of the TIA as in effect on another date.

           "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture.

           "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

           "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

           "Unrestricted Physical Security" means a Physical Security that is not a Restricted Security.

SECTION 1.2       Other Definitions.
                  -----------------

      Term                                       Defined in Section
      ----                                       ------------------

"Bankruptcy Law"..........................               6.1
"Business Day"............................              13.7
"Change in Control".......................               3.8(l)
"Closing Price"...........................              10.6(g)
"Common Dividend Amount"..................              10.6(e)
"Company Notice"..........................               3.8(b)
"Conversion Agent"........................               2.3
"Current Market Price"....................              10.6(g)
"Custodian"...............................               6.1
"Event of Default"........................               6.1
"fair market value".......................              10.6(g)
"Global Security".........................               2.1
"Initial Purchasers"......................               2.2
"Legal Holiday"...........................              13.7
"Market Capitalization"...................              10.6(e)
"Participants"............................               2.15(a)
"Paying Agent"............................               2.3
"Payment Blockage Notice".................              12.1(b)
"Payment Blockage Period".................              12.1(b)
"Payment Default".........................              12.1(b)
"Physical Securities".....................               2.15(b)
"Private Placement Legend"................               2.17
"Record Date".............................              10.6(g)
"Registrar"...............................               2.3
"Repurchase Date".........................               3.8(a)
"Repurchase Price"........................               3.8(a)
"Subject Securities"......................              10.6(d)
"Transfer Certificate"....................               2.6
"Trading Day".............................              10.6(g)
"Trigger Event"...........................              10.6(b)

SECTION 1.3       Incorporation by Reference of Trust Indenture Act.
                  -------------------------------------------------

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms have the following meanings:

           "Commission" means the SEC;

           "indenture securities" means the Securities;

           "indenture security holder" means a Holder;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the indenture securities means the Company.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.4       Rules of Construction.
                  ---------------------

           Unless the context otherwise requires:

           (1)    a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

           (3)    "or" is not exclusive;

           (4) words in the singular include the plural and in the plural include the singular;

           (5)    provisions apply to successive events and transactions; and

           (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.1       Form and Dating.
                  ---------------

           The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

           Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the "Global Security"). The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

SECTION 2.2       Execution and Authentication.
                  ----------------------------

           One Officer shall sign the Securities for the Company by manual or facsimile signature.

           If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

           A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

           Upon a written order of the Company signed by two Officers of the Company, the Trustee shall authenticate Securities for original issue in the principal amount of $150,000,000 and such additional principal amounts, if any, as shall be determined pursuant to the next sentence of this Section 2.2. Upon receipt by the Trustee of an Officers' Certificate stating that the Initial Purchasers have elected to purchase from the Company a specified principal amount of additional Securities, not to exceed $25,000,000, pursuant to Section l of the purchase agreement, dated as of July 30, 2002 (the "Purchase Agreement"), by and among the Company, as issuer, and J.P. Morgan Securities Inc., Lehman Brothers Inc., SG Cowen Securities Corporation, Needham & Company, Inc., Adams, Harkness & Hill, Inc. and Prudential Securities Incorporated, as initial purchasers (the "Initial Purchasers"), the Trustee shall authenticate and deliver such specified principal amount of additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee at least two full Business Days prior to the proposed date for delivery of such additional Securities, but, in any case, not later than August 29, 2002. The aggregate principal amount of Securities outstanding at any time may not exceed $175,000,000 except as provided in Section 2.7.

           Upon a written order of the Company signed by two Officers of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to a transferee when sold pursuant to an effective registration statement under the Securities Act in accordance with the provisions of this Indenture and the Securities.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

           The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof. The Securities shall bear interest at the rate, calculated and paid, as provided in the form of Security set forth in Exhibit A.

SECTION 2.3       Registrar, Paying Agent and Conversion Agent.
                  --------------------------------------------

           The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Conversion Agent" includes any additional conversion agent.

           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

           The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

SECTION 2.4       Paying Agent to Hold Money in Trust.
                  -----------------------------------

           Prior to 11:00 a.m., New York City time, on each due date of the principal or interest, if any, on any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest, if any, becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all monies held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall, prior to 11:00 a.m., New York City time, on each due date of the principal or interest on any Securities, segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.5       Securityholder Lists.
                  --------------------

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

SECTION 2.6       Transfer and Exchange.
                  ---------------------

           Subject to compliance with any applicable additional requirements contained in Section 2.16, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A attached hereto (the "Transfer Certificate"). To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (a) to issue or authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 10 Business Days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.2 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

           No service charge shall be made for any registration of transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.10, 3.6, 9.5 or 10.2 not involving any transfer.

SECTION 2.7       Replacement Securities.
                  ----------------------

           If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

           In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

           Every replacement Security is an additional obligation of the Company.

SECTION 2.8       Outstanding Securities.
                  ----------------------

           Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

           If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

           If the Paying Agent (other than the Company) holds on a redemption date, Repurchase Date or the Maturity Date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

SECTION 2.9       Securities Held by the Company or an Affiliate.
                  ----------------------------------------------

           In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a Subsidiary or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer actually knows are so owned shall be so disregarded.

SECTION 2.10      Temporary Securities.
                  --------------------

           Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11      Cancellation.
                  ------------

           The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and the Trustee shall dispose of such cancelled Securities in its customary manner. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Ten.

SECTION 2.12      Defaulted Interest.
                  ------------------

           If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the form of Security set forth in Exhibit A. It may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before a special record date, the Company shall mail to Holders a notice that states the record date, payment date and amount of interest to be paid.

SECTION 2.13      CUSIP Numbers.
                  -------------

           The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14      Deposit of Monies.
                  -----------------

           Prior to 11:00 a.m., New York City time, on each interest payment date, redemption date, Repurchase Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date, redemption date, Repurchase Date and the Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, redemption date and Repurchase Date, as the case may be.

SECTION 2.15      Book-Entry Provisions for Global Securities.
                  -------------------------------------------

           (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the legend for Global Securities as set forth in Exhibit B(II).

           Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

           (b) Permanent certificated Securities in registered form, in the form set forth in Exhibit A (the "Physical Securities"), shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company or the Depository within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

           (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the aggregate principal amount of such Global Security in an amount equal to the aggregate initial aggregate principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of authorized denominations in an aggregate principal amount equal to the aggregate principal amount of the beneficial interest in the Global Security so transferred.

           (d) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

           (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

           (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16      Special Transfer Provisions.
                  ---------------------------

           (a)    (1)    In the event that Physical Securities are to be issued
in exchange for beneficial interests in Global Securities pursuant to Section 2.15, only Restricted Physical Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Physical Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Physical Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Physical Securities to the Persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                  (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.15 and Section 2.16(a)(l), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

           (b) In the event that Physical Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.15(b) of this Indenture, on or after such event when Physical Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of the Physical Securities to a Person who will take delivery thereof in the form of Physical Securities only; or

                  (y) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested;

                  provided, however, that the Physical Securities presented or surrendered for register of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a Transfer Certificate; and

                  (2) in the case of a Restricted Physical Security, such request shall be accompanied by the following additional information and documents, as applicable:

                         (i)     if such Restricted Physical Security is being
delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Physical Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                         (ii)    if such Restricted Physical Security is being
transferred to a Person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                         (iii)   if such Restricted Physical Security is being
transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "Restricted Security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

           (c) Any Person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

           (d) Any Person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any Person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a Person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

           (e) In the event that Physical Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.15(b) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Physical Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Physical Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Physical Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (y) to exchange such Physical Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Physical Securities (provided that in the case of such an exchange, Restricted Physical Securities may be exchanged only for Restricted Global Securities and Unrestricted Physical Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Physical Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security;

                  provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a Transfer Certificate;

                  (2) in the case of a Restricted Physical Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                         (i)     if such Restricted Physical Security is being
transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                         (ii)    if such Restricted Physical Security is being
transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "Restricted Security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

                  (3) in the case of a Restricted Physical Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Physical Security is being transferred to a Person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                  (4) in the case of an Unrestricted Physical Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                  (5) in the case of an Unrestricted Physical Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Physical Security is being transferred to a Person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

           (f) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.11.

SECTION 2.17      Restrictive Legends.
                  -------------------

           (a) Except as permitted by Sections 2.17(b) and (c), each Global Security and Physical Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend as set forth in Exhibit B(I) hereto. Each Restricted Security shall have attached thereto a Transfer Certificate.

           (b) Upon any sale or transfer of a Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                  (i) in the case of any Restricted Physical Security, any Registrar shall permit the Holder thereof to exchange such Restricted Physical Security for an Unrestricted Physical Security, or (under the circumstances described in Section 2.16(e)) to transfer such Restricted Physical Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Physical Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.17; and

                  (ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.16(a)(2); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

           (c) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

           (d) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Physical Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                                 ARTICLE THREE

                             REDEMPTION; REPURCHASE

SECTION 3.1       Right to Redeem; Notices to Trustee.
                  -----------------------------------

           The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after August 19, 2005, on at least 30 days' and not more than 60 days' notice at the redemption prices specified in paragraph 6 of the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest up to, but not including, the redemption date; provided that if the redemption date is an interest payment date, the accrued interest will be paid in the ordinary course.

           If the Company elects to redeem Securities pursuant to this Section
3.1 and paragraph 6 of the Securities, it shall notify the Trustee at least 45 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the aggregate principal amount of Securities to be redeemed. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation (other than Securities repurchased pursuant to Section 3.8), it shall deliver the Securities with the notice.

SECTION 3.2       Selection of Securities to Be Redeemed.
                  --------------------------------------

           If less than all the outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on either a pro rata basis or by lot or such other method as the Trustee shall deem fair and equitable. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

           The Registrar need not register the transfer of or exchange any Securities selected for redemption. Also, the Registrar need not transfer or exchange any Securities for a period of 10 days before selecting Securities to be redeemed.

SECTION 3.3       Notice of Redemption.
                  --------------------

           At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail or cause to be mailed a notice of redemption to each Holder whose Securities are to be redeemed.

           The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:

           (1)    the redemption date;

           (2) the redemption price, plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;

           (3)    the then current Conversion Price;

           (4)    the name and address of the Paying Agent and Conversion Agent;

           (5) the date on which the right to convert the principal of the Securities called for redemption will terminate and the place or places where such Securities may be surrendered for conversion;

           (6) that Holders who want to convert Securities must satisfy the requirements in Article Ten;

           (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (8) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

           (9)    the CUSIP number of the Securities.

           The date on which the right to convert the principal of the Securities called for redemption will terminate shall be at the close of business on the Business Day prior to the redemption date.

           At the Company's Request (which request shall be furnished to the Trustee at least 40 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee)), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the form and content of such notice shall be prepared by the Company.

SECTION 3.4       Effect of Notice of Redemption.
                  ------------------------------

           Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest to, but excluding, the date of redemption, and, on and after such date (unless the Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to, but excluding the redemption date, unless the redemption date is an interest payment date, in which case the accrued interest will be paid in the ordinary course.

SECTION 3.5       Deposit of Redemption Price.
                  ---------------------------

           On or prior to the redemption date, the Company shall deposit with the Trustee or with a Paying Agent pursuant to Section 2.14 money in funds immediately available on the redemption date sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose because of conversion of Securities.

SECTION 3.6       Securities Redeemed in Part.
                  ---------------------------

           Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

           If a portion of a Holder's Securities is selected for partial redemption and that Holder converts a portion of that Holder's Securities, the converted portion shall be deemed (as far as may be) to be the portion selected for redemption.

SECTION 3.7       Conversion Arrangement on Call for Redemption.
                  ---------------------------------------------

           In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying in cash to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m., New York City time, on the redemption date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the redemption price, together with interest accrued and unpaid to, but not including, the redemption date (unless the redemption date is an interest payment date, in which case accrued interest will be paid in the ordinary course), of such Securities. Notwithstanding anything to the contrary contained in this Article Three, the obligations of the Company to pay the redemption price of such Securities, including all accrued and unpaid interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the redemption price, plus accrued and unpaid interest to but excluding the relevant redemption date (unless the redemption date is an interest payment date, in which case the accrued interest will be paid in the ordinary course) on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant redemption date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Ten) surrendered by such purchasers for conversion, all as of 11:00 a.m., New York City time, on the redemption date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.8       Repurchase at Option of Holder upon a Change in Control.
                  -------------------------------------------------------

           (a) If there shall occur a Change in Control, then each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), on the date (the "Repurchase Date") that is fixed by the Company not more than sixty (60) days after the date of such Change in Control. Except as set forth in this Section 3.8, such repurchase shall be made in cash at a price equal to 100% of the principal amount of Securities such Holder elects to require the Company to repurchase, together with accrued interest, if any, to but excluding the Repurchase Date (the "Repurchase Price"); provided, however, that if such Repurchase Date is an interest payment date, then the interest payable on such date shall be paid to the Holder of record of the Security on the preceding record date for the payment of interest.

           Subject to the fulfillment by the Company of the conditions set forth in Section 3.8(k), the Company may elect to pay the Repurchase Price (to the extent not paid in cash) by delivering the number of shares of Common Stock equal to (i) the Repurchase Price (to the extent not paid in cash) divided by
(ii) 95% of the average of the Closing Prices per share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day preceding the Repurchase Date.

           (b) Unless the Company shall have theretofore called for redemption all of the outstanding Securities, on or before the thirtieth (30th) day after the occurrence of a Change in Control, the Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Securities a notice (the "Company Notice") in the form prepared by the Company of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such Company Notice to the Trustee. The Company Notice shall contain the following information:

           (1)    the Repurchase Date;

           (2)    the date by which the repurchase right must be exercised;

           (3) the last date by which the election to require repurchase, if submitted, must be revoked;

           (4) the Repurchase Price and whether the Repurchase Price shall be payable in cash or Common Stock or a combination thereof, and if payable in a combination thereof, the proportion of cash and Common Stock, and, if payable in Common Stock, the method of calculating the amount of the Common Stock to be delivered upon the repurchase as provided in Section 3.8(k);

           (5) a description of the procedure that a Holder must follow to exercise a repurchase right;

           (6) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where Securities may be surrendered for conversion; and

           (7)    the CUSIP numbers of the Securities.

           No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

           If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

           (c) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the close of business on the third Business Day preceding the Repurchase Date (i) written notice to the Company (or agent designated by the Company for such purpose) of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in whole or in part in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Election of repurchase by a Holder shall be revocable at any time prior to, but excluding, the Second Business Day prior to the Repurchase Date, by delivering written notice to that effect to the Trustee prior to the close of business on the second Business Day prior to the Repurchase Date.

           (d) If the Company fails to repurchase on the Repurchase Date any Securities (or portions thereof) as to which the repurchase right has been properly exercised, then the principal of such Securities shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Securities and each such Security shall be convertible into Common Stock in accordance with this Indenture until the principal of such Security shall have been paid or duly provided for.

           (e) Any Security that is to be repurchased only in part shall be surrendered to the Trustee duly endorsed for transfer to the Company and accompanied by appropriate evidence of genuineness and authority satisfactory to the Company and the Trustee duly executed by the Holder thereof (or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

           (f) On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent, pursuant to Section 2.14, the Repurchase Price in cash, Common Stock, or a combination thereof, if permitted hereunder, for payment to the Holders on the Repurchase Date; provided that if payment is to be paid in whole or in part in cash and such cash payment is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date; provided, further, that if the Repurchase Price is to be paid in whole or in part in shares of Common Stock, such shares of Common Stock are to be paid as promptly after the Repurchase Date as practicable.

           (g) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

           (h) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock otherwise issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

           (i) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of

Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

           (j) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled in accordance with the provisions of Section 2.11.

           (k) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock if and only if the following conditions shall have been satisfied:

           (i) such shares have been registered under the Securities Act or are freely transferable without such registration;

           (ii) the issuance of such Common Stock does not require registration or qualification with or approval of any governmental authority under any State law or any other federal law, which registration or qualification or approval has not been made or obtained;

           (iii) such shares have been approved for quotation on the Nasdaq National Market or listing on a national securities exchange; and

           (iv) such shares will be issued out of the Company's authorized but unissued Common Stock and, upon issuance, will be duly and validly and fully paid and non-assessable and free of any preemptive rights.

     (l)   For purposes of this Section 3.8:

           (i) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 and 13d-5, as in effect on the date of the original execution of this Indenture, promulgated by the SEC pursuant to the Exchange Act;

           (ii) the term "Person" or "group" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d) and 14(d) of the Exchange Act as in effect on the date of this Indenture;

           (iii)   a "Change in Control" shall be deemed to have occurred when
     (i) any "Person" or "group" is or becomes the "beneficial owner" of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "Voting Stock"); (ii) the Company consolidates with or merges into any other Person or any other Person merges into the Company or the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a Subsidiary or Subsidiaries, and as a result, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the transferee Person; or (iii) there shall occur the liquidation or dissolution of the Company; provided that a Change in Control shall not be deemed to have occurred if either (x) the Closing Price of the Common Stock for any five (5) Trading Days within (a) the period of ten (10) consecutive Trading Days immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control resulting solely from a Change in Control under (i) or (ii) above, or (b) the period of ten (10) consecutive Trading Days immediately preceding the Change in Control, in the case of a Change in Control under
     (iii) above, in each such case, is at least equal to 105% of the Conversion Price in effect on the date on which the Change in Control occurs or (y) in the case of a merger or consolidation otherwise constituting a Change in Control, all of the consideration (excluding cash payments for fractional shares) in such merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

           The Company may arrange for a third party to make the offer to repurchase the Securities upon a Change in Control in the manner and otherwise in compliance with the requirements of this Section 3.8. The Company shall not be required to make the offer to repurchase the Securities upon a Change in Control if such third party (i) makes the offer to repurchase the Securities in the manner and at the time and otherwise in compliance with the terms of this
Section 3.8, and (ii) purchases all Securities validly tendered and not withdrawn under such offer.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.1       Payment of Securities.
                  ---------------------

           The Company shall pay the principal amount, premium, if any, of and any accrued and unpaid interest on the Securities on the dates and in the manner provided in the Securities. The principal, premium, if any, and any accrued and unpaid interest thereon shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.4) by 11:00 a.m., New York City time, on that date money sufficient to pay the principal, premium, if any, and any accrued and unpaid interest thereon.

           The Company shall pay interest on any overdue principal at the rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable law.

SECTION 4.2       Maintenance of Office or Agency.
                  -------------------------------

           The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.3.

SECTION 4.3       Reports to Holders.
                  ------------------

           (a) The Company (at its own expense) will deliver or otherwise make available to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

           (b) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly provide the information required by Rule 144A(d)(4) to any Holder that so requests.

           (c) In addition, if and when this Indenture becomes subject to the TIA, the Company will file a copy of all such information with the SEC for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. The Company will also comply with the other provisions of TIA [sec]. 314(a).

           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.4       Compliance Certificate.
                  ----------------------

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

SECTION 4.5       Stay, Extension and Usury Laws.
                  ------------------------------

           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.6       Corporate Existence.
                  -------------------

           Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the judgment of the Company, (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

SECTION 4.7       Notice of Default.
                  -----------------

           In the event that any Default under Section 6.1 hereof shall occur, the Company will give prompt written notice of such Default to the Trustee.

                                  ARTICLE FIVE

                    CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 5.1       When Company May Merge, etc.
                  ---------------------------

           The Company shall not consolidate with or merge into any other Person, in a transaction in which the Company is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to, another Person, unless (i) the successor, if any, is a corporation organized under the laws of the United States or any State thereof or the District of Columbia; (ii) the successor assumes by supplemental indenture the Company's obligations under the Securities and this Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

           The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

           The foregoing shall not prohibit any of the Subsidiaries from merging with or into the Company or a merger effected solely for the purposes of reincorporating the Company in another jurisdiction.

SECTION 5.2       Successor Substituted.
                  ---------------------

           Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. Except in the case of a lease, if the predecessor Person is still in existence after the transaction, it will be released from its obligations and covenants under this Indenture and the Securities.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.1       Events of Default.
                  -----------------

           An "Event of Default" occurs if:

           (1) the Company fails to pay the principal of or any premium on the Securities when due (whether or not prohibited by the provisions set forth in Article Twelve hereof);

           (2) the Company fails to pay any interest on the Securities when due, if such failure continues for 30 days (whether or not prohibited by the provisions set forth in Article Twelve hereof); provided that a failure to make any of the first six scheduled interest payments on the Securities within three
(3) Business Days after the applicable interest payment dates will constitute an Event of Default with no additional grace or cure period;

           (3) the Company fails to perform any other covenant in this Indenture, if such failure continues for 60 days after receipt of the notice specified in the last paragraph of this Section 6.1;

           (4) any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries in an outstanding principal amount in excess of $20,000,000, is not paid at final maturity or upon acceleration, and such Indebtedness is not discharged, or such default on payment or acceleration is not cured, waived or rescinded within 30 days after receipt of the notice specified in the last paragraph of this Section 6.1;

           (5) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (A)    commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors;

           (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

                  (B) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of its property, or

                  (C) orders the liquidation of the Company or any of its Significant Subsidiaries,

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

           (7) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms.

           The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver trustee, assignee, liquidator or similar official under any Bankruptcy Law.

           A Default under clause (3) or (4) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the Company does not cure the Default (and such Default is not waived) within the time periods specified in clause (3) or
(4) above. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

SECTION 6.2       Acceleration.
                  ------------

           If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount including any accrued and unpaid interest on the Securities immediately due and payable. If an Event of Default under Section 6.1(5) or (6) occurs, the principal amount of all the Securities will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

           The Company shall promptly notify holders of Designated Senior Indebtedness if payment of the Securities is accelerated because of an Event of Default.

           After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived, (ii) the rescission would not conflict with any judgment or decree and (iii) the Company shall have paid all amounts due pursuant to Section 7.7.

SECTION 6.3       Other Remedies.
                  --------------

           Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

SECTION 6.4       Waiver of Past Defaults.
                  -----------------------

           Subject to Sections 6.2, 6.7 and 9.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest on any Security or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 9.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or an Event of Default is waived, it is cured and ceases.

SECTION 6.5       Control by Majority.
                  -------------------

           The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability if the Trustee shall have reasonable grounds for believing that adequate indemnity against such liability is not reasonably assured to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6       Limitation on Suits.
                  -------------------

           Except as provided in Section 6.7, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:

           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

           (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

           (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

           (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

           A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7       Rights of Holders to Receive Payment or Convert.
                  -----------------------------------------------

           Notwithstanding any other provision of this Indenture, (i) the right of any Holder to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder and
(ii) the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

SECTION 6.8       Collection Suit by Trustee.
                  --------------------------

           If an Event of Default specified in Section 6.1(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid and amounts due to the Trustee under Section 7.7.

SECTION 6.9       Trustee May File Proofs of Claim.
                  --------------------------------

           The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      Priorities.
                  ----------

           If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

           First: to the Trustee for amounts due under Section 7.7;

           Second: to holders of Senior Indebtedness to the extent required by Article Twelve;

           Third: to Holders for amounts due and unpaid on the Securities for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively, and

           Fourth: to the Company.

           The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this
Section 6.10.

SECTION 6.11      Undertaking for Costs.
                  ---------------------

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates for such Securities.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.1       Duties of Trustee.
                  -----------------

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (b)    Except during the continuance of an Event of Default:

           (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others shall be inferred or implied; and

           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

           (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

           (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

           (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2       Rights of Trustee.
                  -----------------

           (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

           (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

           (d) The Trustee may consult with counsel appointed with due care and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

           (f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers hereunder.

           (g) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in absence of bad faith on its part, rely upon an Officers' Certificate.

           (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

           (i) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder.

           (j) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers unless security or indemnity satisfactory to the Trustee against the costs, expenses and liability which might be incurred by it in compliance with such performance has been offered.

           (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 7.3       Individual Rights of Trustee.
                  ----------------------------

           The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.4       Trustee's Disclaimer.
                  --------------------

           The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.5       Notice of Defaults.
                  ------------------

           If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 60 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, and interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of Holders.

SECTION 7.6       Reports by Trustee to Holders.
                  -----------------------------

           Within 60 days after each May 15 beginning with May 15, 2003, the Trustee shall mail to each Holder, to the extent required by TIA [sec]. 313(c), a brief report dated as of such reporting date that complies with TIA [sec]. 313(a). In such event, the Trustee also shall comply with TIA [sec]. 313(b).

           A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or delisted therefrom.

SECTION 7.7       Compensation and Indemnity.
                  --------------------------

           The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

           The Company shall fully indemnify the Trustee against any and all loss, claim, damage or liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent which shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability determined by a court of competent jurisdiction to have been caused by the Trustee's own negligence or bad faith.

           To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of, premium, if any, and interest on particular Securities.

           The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.7 shall survive any resignation or removal of the Trustee and the termination of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8       Replacement of Trustee.
                  ----------------------

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

           The Trustee may resign by so notifying the Company in writing 30 days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

           (1)    the Trustee fails to comply with Section 7.10;

           (2)    the Trustee is adjudged a bankrupt or an insolvent;

           (3) a receiver or other public officer takes charge of the Trustee or its property; or

           (4)    the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all amounts due it hereunder promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

SECTION 7.9       Successor Trustee by Merger, etc.
                  --------------------------------

           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

SECTION 7.10      Eligibility; Disqualification.
                  -----------------------------

           This Indenture shall always have a Trustee who satisfies the requirements of TIA [sec] 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA [sec] 310(b).

SECTION 7.11      Preferential Collection of Claims Against Company.
                  -------------------------------------------------

           The Trustee shall comply with TIA [sec] 311(a), excluding any creditor relationship listed in TIA [sec] 311(b). A Trustee who has resigned or been removed shall be subject to TIA [sec] 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                           SATISFACTION AND DISCHARGE

SECTION 8.1       Termination of Company's Obligations.
                  ------------------------------------

           This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

           (1)    either

                  (i) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.3) have been delivered to the Trustee for cancellation; or

                  (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                          (a)     have become due and payable, or

                          (b) will become due and payable at the final maturity date within one year; or

                          (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (a), (b) or (c) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date or redemption date, as the case may be;

           (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (1) of this Section, the provisions of Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2,10, 2.12, 2.13, 2.16, 3.6, 3.8, 4.2, 7.1, 7.2, 7.3, 7.4, 8.3, 8.4, Article Ten, the
last paragraph of Section 4.3 and this Article Eight, shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.3 and 8.4 shall survive such satisfaction and discharge.

SECTION 8.2       Application of Trust Money.
                  --------------------------

           Subject to the provisions of Section 8.3, the Trustee or a Paying Agent shall hold in trust money deposited with it. It shall apply the deposited money in accordance with this Indenture to the payment of the principal of, premium, if any, and interest on the Securities. Money so held in trust is not subject to the subordination provisions of Article Twelve.

SECTION 8.3       Repayment to Company.
                  --------------------

           The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of the principal, premium, if any, and interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.4       Reinstatement.
                  -------------

           If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.1; provided, however, that to the extent the Company makes any payment of the principal of, premium, if any, and interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                                   AMENDMENTS

SECTION 9.1       Without Consent of Holders.
                  --------------------------

           Without the consent of the Holders of the Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

           (1)    to cure any ambiguity, omission, defect or inconsistency;

           (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

           (3)    to comply with Sections 5.1 and 10.7;

           (4)    to reduce the Conversion Price;

           (5) to make any change that would provide any additional rights or benefits to the Holder of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder; or

           (6) to comply with the requirements of the Commission in order to maintain the qualification of this Indenture under the TIA.

SECTION 9.2       With Consent of Holders.
                  -----------------------

           The Company, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Section 6.7, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

           (1) change the Stated Maturity or the Maturity Date of the Securities;

           (2) reduce the principal of, premium, if any, or interest on the Securities;

           (3) change the place of payment from New York, New York or change the currency in which the Securities are payable;

           (4) impair the right to sue for payment after the Stated Maturity or Maturity Date pursuant to Section 6.7;

           (5) modify the provisions of Article Twelve in an adverse manner to the Holders;

           (6) adversely affect the right to convert the Securities other than as provided in or under this Indenture;

           (7)    change the provisions of this Section 9.2; or

           (8) reduce the percentage in principal amount of the outstanding Securities necessary for a waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults or Events of Default pursuant to Section 6.4.

           Furthermore, an amendment under this Article Nine may not make any change that adversely affects the rights of any holder of Senior Indebtedness under Article Twelve unless the holders of such Senior Indebtedness consent to such change pursuant to the terms governing such Senior Indebtedness.

           It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

           Promptly after an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

SECTION 9.3       Compliance with Trust Indenture Act.
                  -----------------------------------

           Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4       Revocation and Effect of Consents.
                  ---------------------------------

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

           After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless it makes a change described in any of clauses (1) through (8) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.5       Notation on or Exchange of Securities.
                  -------------------------------------

           If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.6       Trustee Protected.
                  -----------------

           The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign such amendment or supplemental indenture. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE TEN

                                   CONVERSION

SECTION 10.1      Conversion Privilege; Restrictive Legends.
                  -----------------------------------------

           A Holder of a Security may convert the principal of such Security into Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: divide each $1,000 of the principal amount to be converted by the Conversion Price in effect on the conversion date and round the result to the nearest 1/100th of a share. The Conversion Price is subject to adjustment in accordance with Section 10.6.

           A Holder may convert a portion of the principal of such Security if the portion is at least $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

           Any shares issued upon conversion of a Security shall bear the Private Placement Legend set forth in Exhibit B(I) until after the expiration of the holding period applicable to sales of Securities under Rule 144(k) of the Securities Act.

SECTION 10.2      Conversion Procedure.
                  --------------------

           To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share. The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the conversion date.

           Except as described below, no payment or adjustment will be made for accrued interest on, or liquidated damages with respect to, a converted Security or for dividends on any Common Stock issued on conversion. If any Security is converted during the period from but excluding, a record date for the payment of interest to, but excluding, the next succeeding interest payment date, unless such Security has been called for redemption on a redemption date between such dates, such Security must be accompanied by funds equal to the interest payable to the registered Holder on such interest payment date on the principal amount so converted. A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered Holder of such Security on the applicable record date.

           If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

           Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

           If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 10.3      Fractional Shares.
                  -----------------

           The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a cash adjustment in lieu of the fractional share based upon the current market value of the Common Stock. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price of the Common Stock on the Trading Day immediately preceding the conversion date.

SECTION 10.4      Taxes on Conversion.
                  -------------------

           If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

SECTION 10.5      Company to Provide Stock.
                  ------------------------

           The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the Securities, including such greater number of shares of Common Stock into which such Securities shall be convertible into as a result of a Conversion Price adjustment contemplated by Section 10.6 hereof.

           All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

           The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

SECTION 10.6      Adjustment of Conversion Price.
                  ------------------------------

           The Conversion Price shall be adjusted from time to time by the Company as follows:

           (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the Record

     Date with respect to shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.6(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

           (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them for a period of not more than 60 days to subscribe for or purchase shares of Common Stock at a price per share or a Conversion Price per share less than the Current Market Price on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

           For purposes of this Section 10.6(b), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances) that are (i) deemed to be transferred with such shares of Common Stock; (ii) not exercisable; and
     (iii) issued in respect of future issuances of Common Stock, until the occurrence of a specified event or events ("Trigger Event"), shall be deemed not to have been distributed and no adjustment to the Conversion Price with respect thereto shall be made until the occurrence of the earliest Trigger Event. If any such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.6(b), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

           (c) In case the outstanding shares of Common Stock shall be split or subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

           (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 10.6(a) applies) or evidences of its Indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 10.6(b) and (2) dividends and distributions paid exclusively in cash (the foregoing hereinafter in this Section 10.6(d) called the "Subject Securities"), unless the Company elects to reserve such Subject Securities for distribution to the Holders upon conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Subject Securities which such Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the Record Date for such distribution of the Subject

     Securities, then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value on such date of the portion of the Subject Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value of the portion of the Subject Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of Subject Securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

           For purposes of this Section 10.6(d) and Sections 10.6(a) and (b), any dividend or distribution to which this Section 10.6(d) is otherwise applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets, shares of capital stock, rights or warrants (other than such shares of Common Stock or rights or warrants) (and any Conversion Price reduction required by this Section 10.6(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10.6(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 10.6(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 10.6(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 10.6(a).

           With respect to any shareholder rights plan existing on the date hereof or in the event that the Company implements any other shareholder rights plan, upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion); provided, a Holder who is a holder of Common Stock (or direct or indirect interests therein) at the time of conversion, but who is not entitled as such a holder to such rights pursuant to the terms of any such plan, shall not be eligible to receive any such rights hereunder. Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of the other provisions of this Section 10.6(d).

           (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, in an aggregate amount that, combined together with (1) the aggregate amount of all other such all-cash distributions to all holders of its Common Stock within the twelve
     (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.6(e) or Section 10.6(f) has been made, and (2) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
     Section 10.6(e) or Section 10.6(f) has been made (such aggregate amount, the "Common Dividend Amount"), exceeds 10% of the product of the Current Market Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date (the "Market Capitalization"), then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount by which the Common Dividend Amount exceeds 10% of the Market Capitalization and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

           (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer shall require the payment to holders of Common Stock of an aggregate cash plus the fair market value of other consideration payable that together with

                  (1) the aggregate of the cash plus the fair market value of other consideration payable in respect of any other tender offers by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.6(e) or this Section 10.6(f) has been made, and

                  (2) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.6(e) or this Section 10.6(f) has been made, exceeds 10% of the product of the Current Market Price as of the time of expiration of such tender offer times the number of shares of Common Stock outstanding at such time, then, and in each such case, immediately prior to the opening of business on the day after the expiration of such tender offer, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the expiration of such tender offer by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of expiration of the tender offer multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender offer and the denominator shall be the sum of (x) the fair market value of the aggregate consideration payable for all shares of Common Stock validly tendered and not withdrawn as of the date of expiration of the tender offer and (y) the product of the number of shares of Common Stock outstanding less all shares validly tendered and not withdrawn as of the date of expiration of the tender offer and the Current Market Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender offer, such reduction (if any) to become effective immediately prior to the opening of business on the day following the date of expiration of the tender offer. In the event the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 10.6(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.6(f).

           (g) For purposes of this Section 10.6, the following terms have the meanings indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such Nasdaq National Market or New York Stock Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                  (2) "Current Market Price" shall mean the average of the Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date for which a Current Market Price is required; provided, however, that:

                           (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.6(a), (b), (c), (d),
                  (e) or (f) occurs during such ten consecutive Trading Days, then the Closing Price for each Trading Day prior to the "ex" date for such event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such event,

                           (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
                  Section 10.6(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the Trading Day in question, then the Closing Price for each Trading Day on and after the "ex" date for such event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such event, and

                           (iii) if the "ex" date for the issuance or distribution requiring such computation is prior to the Trading Day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                  For purposes of any computation under Section 10.6(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.6(a), (b),
           (c), (d), (e) or (f) occurs on or after the date of expiration of the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.

                  For purposes of this definition, the term "ex" date,
           (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration of such offer.

                  Notwithstanding the foregoing, wherever successive adjustments to the Conversion Price are called for pursuant to this Section 10.6, such adjustments shall be made to the current Market Price as may be necessary or appropriate to effectuate the intent of this Section
           10.6 and to avoid unjust and inequitable results as determined in good faith by the Board of Directors.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange, as the case may be, is open for business, (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

           (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 10.6(a), (b), (c), (d), (e) and
     (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

           To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the register maintained by the Registrar a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

           (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Ten shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a Company plan for reinvestment of dividends or interest or for a change in the par value or no par value of the Common Stock.

           (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee, and any Conversion Agent other than the Trustee, an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge remains in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Security at his last address appearing on the register maintained by the Registrar, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

           (k) In any case in which this Section 10.6 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.3.

           (l) For purposes of this Section 10.6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 10.7      Effect of Reclassification, Consolidation, Merger or Sale.
                  ---------------------------------------------------------

           In the case of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or as a result of an increase or decrease in the number of outstanding shares), (ii) any consolidation, merger or combination of the Company with another corporation or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, in each such case as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash), in respect of or in exchange for all shares of Common Stock, then, unless an adjustment with respect thereto shall be made pursuant to
Section 10.6, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that the Securities shall thereafter be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance and assuming such holder of Common Stock did not exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Ten. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a Person other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

           The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the register maintained by the Registrar, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

SECTION 10.8      Notice of Certain Transactions.
                  ------------------------------

           If:

           (1) the Company proposes to take any action that would require an adjustment in the Conversion Price;

           (2) the Company proposes to take any action that would require a supplemental indenture pursuant to Section 10.7; or

           (3) there is a proposed liquidation, winding up or dissolution of the Company,

the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 10.9      Company Determination Final.
                  ---------------------------

           Any determination that the Board of Directors makes pursuant to this Article Ten is conclusive, absent manifest error.

SECTION 10.10     Trustee's Disclaimer.
                  --------------------

           The Trustee has no duty to determine when an adjustment under this Article or under the terms of the Securities should be made, how it should be made or what it should be. Such information shall be timely provided to the Trustee in an Officers' Certificate. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.7 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section 10.10 as the Trustee.

                                 ARTICLE ELEVEN

                               COLLATERAL SECURITY

SECTION 11.1      Collateral Security.
                  -------------------

           (a) On the Issue Date, the Company shall (i) enter into the Pledge Agreement and the Control Agreement and thereafter comply with the terms and provisions of each such agreements and (ii) pledge the Pledged Securities (and additional Pledged Securities prior to any sale of Option Securities (as defined in the Pledge Agreement)) to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities to provide for payment in full of the first six scheduled interest payments due on the Securities. The Pledged Securities shall be pledged by the Company to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Pledge Account pending disposition pursuant to the Pledge Agreement.

           (b) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) and the Control Agreement as either such agreement may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Collateral Agent and the Trustee to enter into the Pledge Agreement and the Control Agreement and to perform their respective obligations and exercise their respective rights under each such agreement in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or reasonably requested by the Collateral Agent or the Trustee, or as may be required by the provisions of the Pledge Agreement and the Control Agreement, to assure and confirm to the Collateral Agent and the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or by the Control Agreement or any part of any such agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or cause to be taken, upon request of the Collateral Agent or the Trustee, any and all actions reasonably required to create and maintain, as security for the obligations of the Company under this Indenture and the Securities, a valid, enforceable and perfected first priority Lien in and on all the Pledged Securities, in favor of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

           (c) The release of any portion of the Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture, the Pledge Agreement and the Control Agreement. To the extent applicable, the Company shall cause TIA
Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefore of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

           (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Collateral Agent and the Trustee may accept, to the extent permitted by Sections 4.4 and 7.6 as conclusive evidence of compliance with the foregoing provisions, the appropriate statements contained in such instruments.

           (e) The Collateral Agent and the Trustee may, in their sole discretion and without the consent of the Holders, on behalf of the Holders, take all reasonable actions in accordance with the Pledge Agreement and the Control Agreement, necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and the Control Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company under such agreements. The Collateral Agent and the Trustee shall have power to institute and to maintain such suits and proceedings as the they may reasonably deem expedient to preserve or protect their interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Collateral Agent or of the Trustee).

                                 ARTICLE TWELVE

                                  SUBORDINATION

SECTION 12.1      Securities Subordinated to Senior Indebtedness.
                  ----------------------------------------------

           The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities (except as set forth in this Article Twelve with respect to Permitted Payments) is hereby expressly subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

           (a) Upon any distribution of the Company's assets upon any dissolution, winding-up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or similar proceedings, payment of the principal of, premium, if any, interest and all other obligations in respect of the Securities, including by way of redemption, acquisition or other purchase thereof, on the Securities (except for Permitted Payments and payments the Company may choose to make comprised solely of Permitted Junior Securities acceptable to the Holders) will be subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of Senior Indebtedness, of all of the Company's existing and future Senior Indebtedness.

           For purposes of this Article Twelve, the words, "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Twelve with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.1(a) if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

           (b) No payment (except for Permitted Payments and payments the Company may choose to make comprised solely of Permitted Junior Securities acceptable to the Holders) upon redemption or repurchase shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities or to acquire any of the Securities, if (i) any default in payment of the principal of or premium, if any, or interest on, or any other obligation under any Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period with respect thereto (a "Payment Default"), unless and until all such payments due in respect of such Designated Senior Indebtedness have been paid in full in cash or other consideration satisfactory to holders of Senior Indebtedness or such default shall have been cured or waived or shall have ceased to exist, or (ii) any event of default, other than a Payment Default, with respect to any Designated Senior Indebtedness occurs and is continuing permitting the holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and the Trustee receives notice thereof from the Company or by any holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "Payment Blockage Notice"), for a period (the "Payment Blockage Period") ending on the earlier of the date on which such event of default shall have been cured or waived or shall have ceased to exist or 179 days after receipt of the Payment Blockage Notice; provided, further, any number of additional Payment Blockage Periods may be commenced during an existing Payment Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the initial Payment Blockage Period. Notwithstanding anything in the subordination provisions of this Indenture or the Securities to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date of the Payment Blockage Notice in respect thereof was given and (y) there shall be no new Payment Blockage Period unless and until 360 days have elapsed since the initial effectiveness of the prior Payment Blockage Period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent payment blockage notice, unless the default has been cured or waived for a period of not less than 90 consecutive days.

           (c) If the maturity of the Securities is accelerated because of an Event of Default, no payment (except for Permitted Payments and payments the Company may choose to make comprised solely of Permitted Junior Securities acceptable to the Holders) may be made on the Securities until all amounts due or to become due on Senior Indebtedness have been paid in full in cash or other consideration satisfactory to holders of Senior Indebtedness or until such acceleration has been cured or waived.

           (d) In the event that, notwithstanding the foregoing provisions of Sections 12.1(a), (b) and (c), any payment on account of principal of or interest on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment is not permitted by any of such provisions, then, unless and until all Senior Indebtedness (or Designated Senior Indebtedness, in the case of Section 12.1(b)) is paid in full in cash or other consideration satisfactory to the holders thereof, or such payment is otherwise permitted to be made by the provisions of each of Sections 12.1(a), 12.1(b) and 12.1(c) (subject, in each case, to the provisions of Section 12.6), such payment on account of principal of or interest on the Securities shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness (or Designated Senior Indebtedness, in the case of Section 12.1(b)) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness (or Designated Senior Indebtedness, in the case of Section 12.1(b)) may have been issued, as their interests may appear.

           Regardless of anything to the contrary herein, nothing shall prevent
(A) any payment by the Company or the Trustee to Holders of amounts in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Section 3.1 prior to the receipt by the Trustee of a Payment Blockage Notice, and (ii) such notice of redemption is given not earlier than 60 days before the Redemption Date, or (B) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Section 8.1.

SECTION 12.2      Subrogation.
                  -----------

           Subject to the payment in full of all Senior Indebtedness to which the indebtedness evidenced by the Securities (except for Permitted Payments) is in the circumstances subordinated as provided in Section 12.1, the Holders of the Securities (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Securities and which by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and, as among the Company, its creditors other than holders of such Senior Indebtedness, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the Holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 12.3      Obligation of Company Unconditional.
                  -----------------------------------

           Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 12.4      Modification of Terms of Senior Indebtedness.
                  --------------------------------------------

           Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of default thereunder, may be made or done without notice to or assent from the Holders of the Securities or the Trustee.

           No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

SECTION 12.5      Effectuation of Subordination by Trustee.
                  ----------------------------------------

           Each Holder of Securities, by its acceptance thereof, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his or attorney-in-fact for any and all such purposes.

           Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

SECTION 12.6      Knowledge of Trustee.
                  --------------------

           Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness, of any default in payment of principal of, premium (if any) or interest on any Senior Indebtedness, or of any facts which would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Trust Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Securities, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Indebtedness, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose the Trustee shall have received the notice provided for in this Section 12.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 12.7      Trustee's Relation to Senior Indebtedness.
                  -----------------------------------------

           The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

           Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 7.7.

           With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 12.8      Rights of Holders of Senior Indebtedness Not Impaired.
                  -----------------------------------------------------

           No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 12.9      Certain Conversions Not Deemed Payment.
                  --------------------------------------

           For the purposes of Article Ten only, (1) the issuance and delivery of Permitted Junior Securities upon conversion of Securities in accordance with Article Ten shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 10.3 and Permitted Payments, if any), property or securities (other than Permitted Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, premium, if any, or interest on such Security. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such note in accordance with Article Ten.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.1      Trust Indenture Act Controls.
                  ----------------------------

           If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.2      Notices.
                  -------

           Any notice, request or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this
Section 13.2. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication to a Holder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

           All notices or communications shall be in writing.

           The Company's address is:

                  Scios Inc.
                  820 West Maude Avenue
                  Sunnyvale, California  94085

                  Attention:  General Counsel

           The Trustee's address is:

                  Wells Fargo Bank, National Association
                  45 Broadway, 12th Floor
                  New York, New York 10006

                  Attention:  Corporate Trust Department

                  With a copy to:

                  Wells Fargo Bank, National Association

                  707 Wilshire Blvd., 17th Floor
                  Los Angeles, CA 90017

                  Attention:  Corporate Trust Department

SECTION 13.3      Communication by Holders with Other Holders.
                  -------------------------------------------

           Holders may communicate pursuant to TIA [sec] 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA [sec] 312(c).

SECTION 13.4      Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

           Upon any request or application by the Company to the Trustee to take any action under this Indenture the Company shall furnish to the Trustee:

           (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

           Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 13.5      Statements Required in Certificate or Opinion.
                  ---------------------------------------------

           Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.6      Rules by Trustee and Agents.
                  ---------------------------

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 13.7      Legal Holidays.
                  --------------

           A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

           A "Business Day" is a day other than a Legal Holiday.

SECTION 13.8      No Recourse Against Others.
                  --------------------------

           All liability described in the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

SECTION 13.9      Duplicate Originals.
                  -------------------

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.10     Governing Law.
                  -------------

           The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

SECTION 13.11     No Adverse Interpretation of Other Agreements.
                  ---------------------------------------------

           This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12     Successors.
                  ----------

           All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.13     Separability.
                  ------------

           In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 13.14     Table of Contents, Headings, etc.
                  --------------------------------

           The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                   SCIOS INC.

                                   By:      /s/  David W. Gryska
                                            ------------------------------
                                            Name:     David W. Gryska
                                            Title:    CFO

                                   WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                      as Trustee

                                   By:      /s/  Jeanie Mar
                                            ------------------------------
                                            Name:     Jeanie Mar
                                            Title:    Vice President, Authorized
                                                      Officer

                                                                       EXHIBIT A
                                                                       ---------

REGISTERED                         [Face of Security]
NUMBER                                                           $______________

CUSIP______________                   SCIOS INC.

                    5.50% CONVERTIBLE SUBORDINATED NOTE DUE 2009

                  SCIOS INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _____________ DOLLARS ($__________) on August 15, 2009, and to pay interest thereon as provided on the reverse hereof on the principal sum, until the principal hereof and any unpaid and accrued interest is paid or duly provided for. The right to payment of principal, premium, if any, and interest is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

         Interest Payment Dates: February 15 and August 15, with the first payment to be made on February 15, 2003.

         Record Dates:  February 1 and August 1.

           IN WITNESS WHEREOF, SCIOS INC. has caused this instrument to be duly signed.

                                     SCIOS INC.

                                     By:     __________________________________
                                             Name:
                                             Title:

Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:__________________________________________________
                 Authorized Officer

                               [REVERSE OF SECURITY]

                                   SCIOS INC.

                   5.50% CONVERTIBLE SUBORDINATED NOTE DUE 2009

                  1. Interest. Scios Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, with the first payment to be made on February 15, 2003. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from August 5, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                   The Holder of this Note is entitled to the benefits of the Pledge Agreement, dated as of August 5, 2002, by and among the Company, Wells Fargo Bank, National Association, as the trustee (the "Trustee"), and Wells Fargo Bank, National Association, as collateral agent for the Trustee and the Holders from time to time (the "Collateral Agent") and pursuant to which the Company has placed in the Pledge Account cash or Pledged Securities sufficient to provide for the payment of the first six interest payments on the Securities.

                  2. Maturity. The Securities will mature on August 15, 2009 unless earlier converted, redeemed or repurchased pursuant to the terms hereof and the Indenture.

                  3. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date except that (i) interest payable upon redemption or repurchase, unless the date of redemption or repurchase is an interest payment date, will be payable to the Person to whom the principal is payable and (ii) in the case of any Security or portion of any Security that is converted into Common Stock during the period from, but excluding, a record date for any interest payment date to, but excluding, that interest payment date either (A) if the Security, or portion of the Security, has been called for redemption on a redemption date that occurs during that period, or is to be repurchased on a Repurchase Date that occurs during that period, the Company will not be required to pay interest on that interest payment date in respect of any Security, or portion of any Security, that is so redeemed or repurchased; or (B) if otherwise, any Security or portion of any Security that is not called for redemption but is submitted for conversion during that period must be accompanied by funds equal to the interest payable on that interest payment date on the principal amount so converted. Holders must surrender Securities to a Paying Agent to collect the principal payments. The Company will pay the principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender. Principal and interest may, at the Company's option, be paid either (i) by check mailed to the address of the Person entitled to the interest as it appears in the register kept by the Registrar (provided (a) payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee and (b) a Holder with an aggregate principal amount of Securities in excess of $2 million will, at the written election of the Holder, filed on or before the relevant record date with the Trustee, be paid by wire transfer in immediately available funds); or (ii) by transfer to an account maintained by that Person located in the United States.

                  4. Paying Agent, Registrar, Conversion Agent. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act in any such capacity.

                  5. Indenture. The Company issued the Securities under an Indenture, dated as of August 5, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code [sec][sec] 77aaa-77bbbb) (the "Act") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to a maximum of $150,000,000 aggregate principal amount (plus such additional amount (up to an aggregate of $175,000,000) purchased by the Initial Purchasers pursuant to the option described in Section 2.2 of the Indenture), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

                  6. Optional Redemption by the Company. At any time on or after August 19, 2005, the Company may redeem the Securities on at least 30 days' notice as a whole or, from time to time, in part at the following prices, expressed as a percentage of the principal amount, together with accrued interest to, but excluding, the date fixed for redemption:

                                                                                                        Redemption
Period                                                                                                     Price
------                                                                                                  ----------
Beginning August 19, 2005 and ending on August 14, 2006..........................................        103.143%
Beginning August 15, 2006 and ending on August 14, 2007..........................................        102.357%
Beginning August 15, 2007 and ending on August 14, 2008..........................................        101.571%
Beginning August 15, 2008 and ending on August 14, 2009..........................................        100.786%

Any accrued interest becoming due on the date fixed for redemption will be payable to the holders of record on the relevant record date of the Securities being redeemed.

                  7. Notice of Redemption. Notice of redemption pursuant to paragraph 6 will be mailed at least 30 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

                  8.       Repurchase at Option of Holder. Pursuant to Section
3.8 of the Indenture, within 30 days after a Change in Control occurs, the Company is required to give notice of the Change in Control to the Holders. Each Holder has the right, at its option, to require the Company to repurchase all or any portion of the Securities on a date fixed by the Company not more than 60 days after the occurrence of a Change in Control. The Repurchase Price will be 100% of the principal amount of the Securities submitted for repurchase, plus accrued and unpaid interest to, but excluding, the Repurchase Date. If a Repurchase Date is an interest payment date, then the interest payable on that date will be paid to the holder of record on the relevant record date. Subject to the conditions of Section 3.8 of the Indenture, the Company may elect to pay the Repurchase Price (to the extent not paid in cash) by delivering the number of shares of Common Stock equal to (i) the Repurchase Price (to the extent not paid in cash) divided by (ii) 95% of the average of the Closing Prices per share of the Common Stock for the five Trading Days immediately preceding and including the third Trading Day preceding the Repurchase Date.

                  9. Conversion. A Holder of a Security may convert the principal of such Security into Common Stock at any time after the date of original issuance of the Security to the close of business on the business day prior to the close of business on August 15, 2009, or (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the date that is one business day before the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to paragraph 8 hereof, the Holder may convert it at any time before the close of business on the date that is one business day before the date fixed for such repurchase. The initial Conversion Price is $39.30 per share of Common Stock, subject to adjustment in certain circumstances as set forth in Section 10.6 of the Indenture. To determine the number of shares issuable upon conversion of a Security, divide each $1,000 of the principal amount to be converted by the Conversion Price in effect on the conversion date and round the result to the nearest 1/100th share. The Company is not required to issue fractional shares of Common Stock upon conversion and, instead, will pay a cash amount as provided in Section 10.3 of the Indenture. Except as provided in Article Ten of the Indenture, no payment or adjustment for the principal of, premium, if any, interest on or liquidated damages with respect to, the Securities or for dividends on any Common Stock will be made. If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive. The following sentence does not apply in the case of such Security or portions of such Security called for redemption or subject to repurchase following a Change in Control during that period. A Security which the Holder has elected to be repurchased may be converted only if the Holder withdraws its election to have such Security repurchased in accordance with the terms of the Indenture before the close of business on the business day prior to the Repurchase Date.

                  To convert a Security a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the second to last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

                  Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the expiration of the holding period applicable to sales of Securities under Rule 144(k) of the Securities Act.

                  10. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

                  11. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 10 Business Days before the mailing of a notice of redemption of the Securities selected to be redeemed.

                  12. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

                  13. Merger or Consolidation. The Company shall not consolidate with, or merge into any other Person, in a transaction in which the Company is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person unless, among other things, the successor, if any, is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and such corporation assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture, and immediately after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing.

                  Notwithstanding the foregoing, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries of the Company.

                  14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended or supplemented, among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with Sections 5.1 and 10.7 of the Indenture or to make any change that does not adversely affect the rights of any Holder.

                  15. Defaults and Remedies. An Event of Default includes the occurrence of any or the following: default in payment of the principal of or any premium on the Securities when due; default for 30 days in payment of interest on the Securities when due, provided that a failure to make any of the first six scheduled interest payments on the Securities within three (3) Business Days after the applicable interest payment dates will constitute an Event of Default with no additional grace or cure periods; failure by the Company to perform any other covenant in the Indenture for 60 days after receipt of the notice to it required by the Indenture; certain events of bankruptcy or insolvency; default in the payment of certain Indebtedness of the Company or any of its Significant Subsidiaries, provided such default is not cured, waived or rescinded within 30 days after receipt of the notice to it required by the Indenture; and the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable, subject to certain limitations contained in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  16. Registration Rights. The Holders are entitled to shelf registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

                  17. Trustee Dealings with Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  18. No Recourse Against Others. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  19. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                  SCIOS INC.
                  820 West Maude Avenue
                  Sunnyvale, California  94085

                  ATTENTION:  General Counsel

                             [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

_______________________________________________

________________________________________________________________________________
(please print or type name and address)

________________________________________________________________________________

________________________________________________________________________________
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:_________________    NOTICE:  The signature on this assignment must
                           correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:____________________________________________________________

                  (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall have been suspended or terminated at the date of the transfer) and (ii) _________________ the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                                   [Check One]

(1)      ____     to the Company or a Subsidiary thereof; or

(2)      ____     pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933, as amended; or

(3)      ____     to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)      ____     pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended; or

(5)      ____     pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or

(6)      ____     pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                  [ ]      The transferee is an Affiliate of the Company.

(If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

                  Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item
(3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:_____________________________Signed:____________________________________
                                             (Sign exactly as name appears on
                                              the other side of this Security)
                                      A-10

Signature Guarantee:____________________________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________________________       __________________________________
                                              NOTICE:   To be executed by an
                                                        executive officer

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

[ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$_______________________________________________________________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
(Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)

________________________________________________________________

Date:__________________    Signature(s):_______________________________

                                            __________________________________
                                            (Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Registrar, which requirements
                                            include membership or participation
                                            in the Security Transfer Agent
                                            Medallion Program ("STAMP") or such
                                            other "signature guarantee program"
                                            as may be determined by the
                                            Registrar in addition to, or in
                                            substitution for, STAMP, all in
                                            accordance with the Securities
                                            Exchange Act of 1934, as amended.)

       Signature(s) guaranteed by:______________________________________________
                                  (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                    OPTION OF HOLDER TO ELECT PURCHASE NOTICE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 3.8 of the Indenture, check the box: [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 of the Indenture, state the principal amount:

                          $_______________________________________
                             (in an integral multiple of $1,000)

Date:______________________             Signature(s):___________________________

                                        ________________________________________
                                        (Sign exactly as your name(s) appear(s)
                                        on the other side of this Security)

Signature(s) guaranteed by:             _______________________________________
                                        (Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting
                                        the requirements of the Registrar, which
                                        requirements include membership or
                                        participation in the Security Transfer
                                        Agent Medallion Program ("STAMP") or
                                        such other "signature guarantee program"
                                        as may be determined by the Registrar in
                                        addition to, or in substitution for,
                                        STAMP, all in accordance with the
                                        Securities Exchange Act of 1934, as
                                        amended.)

                         SCHEDULE OF EXCHANGES OF SECURITIES/1/

         The following exchanges, redemptions, repurchases or conversion of a part of this Global Security have been made:

   Principal Amount of this
   Global Security Following                                    Amount of Decrease in        Amount of Increase in
     Such Decrease Date of        Authorized Signatory of        Principal Amount of          Principal Amount of
    Exchange (or Increase)          Securities Custodian         this Global Security        this Global Security
    ----------------------          --------------------         --------------------        --------------------

--------------------------
/1/  This schedule should be included only if the Security is a Global Security.

                                                                       EXHIBIT B
                                                                       ---------

                                 FORM OF LEGENDS

                           I. PRIVATE PLACEMENT LEGEND

                  Each Security issued under the Indenture shall bear a legend (and any common stock issued upon conversion of such Security shall bear a comparable legend) substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                            II. GLOBAL SECURITY LEGEND

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C
                                                                       ---------

           Form of Notice of Transfer Pursuant to Registration Statement
           -------------------------------------------------------------

                                                                          [Date]

Scios Inc.
820 West Maude Avenue
Sunnyvale, California  94085

Wells Fargo Bank, National Association
45 Broadway, 12th Floor
New York, New York 10006

Attention: Corporate Trust Department

With a copy to:

Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor
Los Angeles, CA 90017

Attention:  Corporate Trust Department

                  Re:      Scios Inc. (the "Company")
                           5.50% Convertible Subordinated Notes Due 2009

Ladies and Gentlemen:

                  Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities or __ shares of the Company's common stock, $.0001 par value per share, issuable on conversion of the Securities ("Stock") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. _________) filed by the Company.

                  We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Security Holder" in the Prospectus dated _____________ or in amendments or supplements thereto, and that the aggregate principal amount of the Securities, or number of shares of Stock transferred are [a portion of] the Securities or Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                                   Very truly yours,

                                                   _____________________________
                                                              (Name)

                                      C-1